Exhibit 99.1

Qualys Announces First Quarter 2020 Financial Results

Revenue Growth of 14.5% Year-Over-Year

GAAP EPS: $0.46; Non-GAAP EPS: $0.65

Announces Additional $100 Million 2-Year Share Repurchase Program

Foster City, Calif., – May 7, 2020 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based IT, security and compliance solutions, today announced financial results for the first quarter ended March 31, 2020. For the quarter, the Company reported revenues of $86.3 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $18.7 million, non-GAAP net income of $26.7 million, Adjusted EBITDA of $38.2 million, GAAP earnings per diluted share of $0.46, and non-GAAP earnings per diluted share of $0.65.

“We are pleased to report another good quarter with accelerated growth in Qualys Cloud Agent subscriptions and strong adoption of our Vulnerability Management, Detection and Response (VMDR) app. Our results reflect the strategic importance of our robust cloud platform for continuously securing and monitoring hybrid environments and remote workforces as well as the expansion of our product suite including our innovative VMDR app,” said Philippe Courtot, chairman and CEO of Qualys. “We are pleased with our business momentum with both renewals and upsells performing well. Our groundbreaking VMDR application is seeing strong customer reception with nearly 150 customers already subscribed to it. VMDR not only helps proliferate Clouds Agents within our customer base but also sets a strong foundation for further upsell of our other paid applications. In addition, we are seeing a great response to our free remote endpoint protection offering with nearly 500 customers signed up for the service. We will also be extending the free service period for existing customers to enable them to trial the malware detection and response capabilities that we will be adding shortly.”

“In these challenging times, we are uniquely positioned with our profitable cloud platform model as companies accelerate their adoption of cloud-based solutions. This enables us to continue investing and recruiting for top talent as well as assist the community with fast development of free services. Furthermore, I am also pleased to announce our Board has authorized an additional 2-year $100 million open market share repurchase program, which reflects our belief in our cloud model to continue growing shareholder value as well as provides us with the opportunity to take advantage of any potential significant stock market dislocation,” continued Courtot.

First Quarter 2020 Financial Highlights

Revenues: Revenues for the first quarter of 2020 increased by 14.5% to $86.3 million compared to $75.3 million for the same quarter in 2019.

Gross Profit: GAAP gross profit for the first quarter of 2020 increased by 18% to $67.8 million compared to $57.6 million for the same quarter in 2019. GAAP gross margin percentage was 79% for the first quarter of 2020 compared to 76% for the same quarter in 2019. Non-GAAP gross profit for the first quarter of 2020 increased by 17% to $69.9 million compared to $59.7 million for the same quarter in 2019. Non-GAAP gross margin percentage was 81% for the first quarter of 2020 compared to 79% for the same quarter in 2019.

Operating Income: GAAP operating income for the first quarter of 2020 increased by 45% to $20.4 million compared to $14.1 million for the same quarter in 2019. As a percentage of revenues, GAAP operating income was

24% for the first quarter of 2020 compared to 19% for the same quarter in 2019. Non-GAAP operating income for the first quarter of 2020 increased by 32% to $32.0 million compared to $24.2 million for the same quarter in 2019. As a percentage of revenues, non-GAAP operating income was 37% for the first quarter of 2020 compared to 32% for the same quarter in 2019.

Net Income: GAAP net income for the first quarter of 2020 was $18.7 million, or $0.46 per diluted share, compared to $13.3 million, or $0.32 per diluted share, for the same quarter in 2019. As a percentage of revenues, GAAP net income was 22% for the first quarter of 2020 compared to 18% for the same quarter in 2019. Non-GAAP net income for the first quarter of 2020 was $26.7 million, or $0.65 per diluted share, compared to non-GAAP net income of $20.3 million, or $0.49 per diluted share, for the same quarter in 2019. As a percentage of revenues, Non-GAAP net income was 31% for the first quarter of 2020 compared to 27% for the same quarter in 2019.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2020 increased by 25% to $38.2 million compared to $30.6 million for the same quarter in 2019. As a percentage of revenues, adjusted EBITDA was 44% for the first quarter of 2020 compared to 41% for the same quarter in 2019.

Operating Cash Flow: Operating cash flow for the first quarter of 2020 increased by 18% to $52.4 million compared to $44.3 million for the same quarter in 2019. As a percentage of revenues, operating cash flow was 61% for the first quarter of 2020 compared to 59% for the same quarter in 2019.

First Quarter 2020 Business Highlights

Select New Customers:

Armor Defense, Axfood AB, CarGurus, Cepsa, City of Charlotte, City of Raleigh, Equity Residential, KION Information Management Services GmbH, Oregon Department of Justice, Quest Software, Summa Health, and Volvo.

Business Highlights:

•

Unveiled VMDR, an all-in-one cloud-based app, which automates the entire vulnerability management cycle across on-premises, endpoints, cloud, mobile, containers, OT and IoT environments – significantly accelerating the ability for organizations to respond to threats and prevent breaches.

•

Introduced a free Remote Endpoint Protection solution to help enterprises secure remote workforces, which provides instant security assessment, visibility and remote computer patching with zero impact on VPN bandwidth for both corporate and personal computers.

•	Recognized as a 2020 Gartner Peer Insights Customer’s Choice for Vulnerability Assessment.

•	Named as Best Vulnerability Management solution by SC Awards.

•	Acknowledged as leading the next generation of end-to-end vulnerability management technology with VMDR solution by industry analyst firm Ovum.

•

Chairman and CEO, Philippe Courtot honored with prestigious benefactor award from the International Systems and Security Association (ISSA) Education Foundation for his unwavering support of cybersecurity and cybersecurity education.

Financial Performance Outlook

Based on information as of today, May 7, 2020, Qualys is issuing the following financial guidance for the second quarter and full year fiscal 2020. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic. While we believe we are in a strong financial position to weather business uncertainties arising from COVID-19, some of our customers are now operating under very challenging circumstances, especially those in industries highly affected by COVID-19. As such, the second quarter and updated full year fiscal 2020 guidance that we are providing today assumes increased uncertainty around new business as well as retention and expansion with existing customers, particularly in highly affected industries.

Second Quarter 2020 Guidance: Management expects revenues for the second quarter of 2020 to be in the range of $88.0 million to $88.6 million, representing 11% to 12% growth over the same quarter in 2019. GAAP net income per diluted share is expected to be in the range of $0.36 to $0.38, which assumes an effective income tax rate of 24%. Non-GAAP net income per diluted share is expected to be in the range of $0.63 to $0.65, which assumes non-GAAP effective income tax rate of 21%. Second quarter 2020 earnings per share estimates are based on approximately 40.8 million weighted average diluted shares outstanding for the quarter.

Full Year 2020 Guidance: Management expects revenues for the full year 2020 to be in the range of $354 million to $359 million, representing 10% to 12% growth over 2019. GAAP net income per diluted share is expected to be in the range of $1.51 to $1.56, which assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $2.46 to $2.51, which assumes a non-GAAP effective income tax rate of 21%. Full year 2020 earnings per share estimates are based on approximately 40.8 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter 2020 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, May 7, 2020. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID #7970004. A live webcast of the earnings conference call, investor presentation, prepared remarks, and supplemental historical financial spreadsheet can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Vinayak Rao

Vice President, Corporate Development and Investor Relations

(650) 801-6210

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based IT, security and compliance solutions with over 15,700 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their IT, security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications across on premises, endpoints, cloud, containers, and mobile environments. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The Company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our expectations regarding our Qualys Cloud Platform innovation and the capabilities of our platform; our expectations regarding the growth and market acceptance of our Vulnerability Management, Detection, and Response application; the benefits of our strategic acquisitions; the benefits of our new products, integrations, collaborations and joint solutions; our strategy and our business model and our ability to execute such strategy; the effects of COVID-19 on our business and results of operations; and our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2020, and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the second quarter and full year 2020. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; the effects of COVID-19 on our business and results of operations; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 21, 2020.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, taxes, depreciation, amortization, stock-based compensation, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment and principal payments under capital lease).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenue recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the second quarter and full year 2020 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2020. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective income tax rate on a non-GAAP basis, which could differ from the GAAP effective income tax rate. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2020 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$86,263	$75,343
Cost of revenues (1)	18,495	17,709

Gross profit	67,768	57,634
Operating expenses:
Research and development (1)	17,983	15,837
Sales and marketing (1)	18,230	17,315
General and administrative (1)	11,124	10,431

Total operating expenses	47,337	43,583

Income from operations	20,431	14,051
Other income (expense), net:
Interest expense	(3)	(42)
Interest income	1,924	2,051
Other expense, net	(135)	(223)

Total other income, net	1,786	1,786

Income before income taxes	22,217	15,837
Provision for income taxes	3,523	2,571

Net income	$18,694	$13,266

Net income per share:
Basic	$0.48	$0.34

Diluted	$0.46	$0.32

Weighted average shares used in computing net income per share:
Basic	39,112	39,109

Diluted	40,846	41,546

(1) Includes stock-based compensation as follows:

Cost of revenues	$614	$545
Research and development	3,437	2,340
Sales and marketing	1,560	1,068
General and administrative	4,386	4,492

Total stock-based compensation	$9,997	$8,445

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$147,565	$87,559
Short-term marketable securities	184,387	211,331
Accounts receivable, net	72,696	78,034
Prepaid expenses and other current assets	20,490	18,692

Total current assets	425,138	395,616
Long-term marketable securities	102,777	119,508
Property and equipment, net	61,665	60,579
Operating leases - right of use asset	38,760	40,551
Deferred tax assets, net	16,930	18,830
Intangible assets, net	15,275	16,795
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	15,300	15,082

Total assets	$684,492	$675,608

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$653	$848
Accrued liabilities	23,753	22,784
Deferred revenues, current	201,861	192,172
Operating lease liability, current	7,968	7,663

Total current liabilities	234,235	223,467
Deferred revenues, noncurrent	21,823	20,935
Operating lease liability, noncurrent	41,486	44,015
Other noncurrent liabilities	218	388

Total liabilities	297,762	288,805
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	368,016	362,408
Accumulated other comprehensive income (loss)	1,553	1,162
Retained earnings	17,122	23,194

Total stockholders’ equity	386,730	386,803

Total liabilities and stockholders’ equity	$684,492	$675,608

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flow from operating activities:
Net income	$18,694	$13,266
Adjustments to reconcile net income to net cash provided by
operative activities:
Depreciation and amortization expense	7,747	7,935
Bad debt expense	148	—
Loss on disposal of property and equipment	—	105
Stock-based compensation	9,997	8,445
Amortization of premiums and accretion of discounts on marketable securities	(64)	(580)
Deferred income taxes	1,784	1,643
Changes in operating assets and liabilities:
Accounts receivable	5,190	7,962
Prepaid expenses and other assets	(1,629)	(3,205)
Accounts payable	(262)	(1,374)
Accrued liabilities	253	332
Deferred revenues	10,577	9,855
Other noncurrent liabilities	—	(37)

Net cash provided by operating activities	52,435	44,347

Cash flow from investing activities:
Purchases of marketable securities	(85,567)	(66,224)
Sales and maturities of marketable securities	129,651	91,046
Purchases of property and equipment	(7,271)	(8,608)
Business combinations	—	(850)

Net cash provided by investing activities	36,813	15,364

Cash flow from financing activities:
Proceeds from exercise of stock options	4,714	4,047
Payments for taxes related to net share settlement of equity awards	(5,000)	(3,367)
Principal payments under capital lease obligations	(30)	(419)
Repurchase of common stock	(28,926)	(7,871)

Net cash used in financing activities	(29,242)	(7,610)

Net increase in cash, cash equivalents and restricted cash	60,006	52,101
Cash, cash equivalents and restricted cash at beginning of period	88,759	42,226

Cash, cash equivalents and restricted cash at end of period	$148,765	$94,327

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
Net income	$18,694	$13,266
Depreciation and amortization of property and equipment	6,227	6,415
Amortization of intangible assets	1,520	1,520
Provision for income taxes	3,523	2,571
Stock-based compensation	9,997	8,445
Other income, net	(1,786)	(1,786)
Acquisition-related expenses (1) (2)	20	194

Adjusted EBITDA	$38,195	$30,625

(1)	For three months ended March 31, 2020, includes $0.02 million of compensation related to acquisitions in 2019 and 2018.
(2)

For three months ended March 31, 2019, includes $0.3 million, $1.27 million and $0.01 million of compensation related to acquisitions in 2019, 2018 and 2017, respectively, offset by $1.4 million of reversals of previous obligations.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
GAAP Cost of revenues	$18,495	$17,709
Less: Stock-based compensation	(614)	(545)
Less: Amortization of intangible assets	(1,495)	(1,495)

Non-GAAP Cost of revenues	$16,386	$15,669

GAAP Gross profit	$67,768	$57,634
Plus: Stock-based compensation	614	545
Plus: Amortization of intangible assets	1,495	1,495

Non-GAAP Gross Profit	$69,877	$59,674

GAAP Research and development	$17,983	$15,837
Less: Stock-based compensation	(3,437)	(2,340)
Less: Acquisition-related expenses (1)	(20)	(194)
Less: Amortization of intangible assets	(25)	(25)

Non-GAAP Research and development	$14,501	$13,278

GAAP Sales and marketing	$18,230	$17,315
Less: Stock-based compensation	(1,560)	(1,068)

Non-GAAP Sales and marketing	$16,670	$16,247

GAAP General and administrative	$11,124	$10,431
Less: Stock-based compensation	(4,386)	(4,492)

Non-GAAP General and administrative	$6,738	$5,939

GAAP Operating expenses	$47,337	$43,583
Less: Stock-based compensation	(9,383)	(7,900)
Less: Acquisition-related expenses (1)	(20)	(194)
Less: Amortization of intangible assets	(25)	(25)

Non-GAAP Operating expenses	$37,909	$35,464

GAAP Income from operations	$20,431	$14,051
Plus: Stock-based compensation	9,997	8,445
Plus: Acquisition-related expenses (1)	20	194
Plus: Amortization of intangible assets	1,520	1,520

Non-GAAP Income from operations	$31,968	$24,210

GAAP Net income	$18,694	$13,266
Plus: Stock-based compensation	9,997	8,445
Plus: Acquisition-related expenses (1)	20	194
Plus: Amortization of intangible assets	1,520	1,520
Less: Tax adjustment	(3,570)	(3,144)

Non-GAAP Net income	$26,661	$20,281

Non-GAAP Net income per share:
Basic	$0.68	$0.52

Diluted	$0.65	$0.49

Weighted average shares used in non-GAAP net income per share:
Basic	39,112	39,109

Diluted	40,846	41,546

(1)	Relates to compensation expense from the acquisition of Adya, Layered Insight, 1Mobility and NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP Cash flows provided by operating activities (1)	$52,435	$44,347
Less:
Purchases of property and equipment	(7,271)	(8,608)
Principal payments under capital lease obligations	(30)	(419)

Non-GAAP Free cash flows	$45,134	$35,320

(1)	Includes $0.6 million and $0.2 million of acquisition related expenses paid during the three months ended March, 2020 and 2019, respectively.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP Revenue	$86,263	$75,343
Plus: Current deferred revenue at March 31	201,861	174,452
Less: Current deferred revenue at December 31	(192,172)	(164,624)

Non-GAAP Calculated current billings	$95,952	$85,171

Calculated current billings growth compared to same quarter of prior year	13%	23%